Exhibit 10.1

FORM OF VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of July 10, 2026 by and among (i) GH Power Inc., a corporation organized under the laws of Ontario (the “GH Power”), (ii) Matinas BioPharma Holdings, Inc., a Delaware corporation (“Matinas”), and (iii) the undersigned stockholder (“Holder”) of Matinas. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the BCA.

WHEREAS, on or about the date hereof, (i) GH Power, (ii) Matinas, (iii) 1001550000 Ontario Inc., a corporation organized under the laws of Ontario (“Pubco”), (iv) 1001550002 Ontario Inc., a corporation organized under the laws of Ontario and a wholly owned subsidiary of Pubco (“Merger Sub A”), and (v) MBH Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Pubco (“Merger Sub B”), entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “BCA”), pursuant to which, among other matters, (a) Merger Sub A and GH Power will amalgamate and merge to form one corporate entity with the same effect as if they had amalgamated under Section 174 of the OBCA (the “Amalgamation”), and as a result of the Amalgamation, (i) GH Power as amalgamated to form Canada Surviving Corporation, shall become a wholly-owned subsidiary of Pubco, (ii) each GH Power Share issued and outstanding immediately prior to the Amalgamation Effective Time will be automatically exchanged for Pubco Common Shares based on the GH Power Exchange Ratio, upon the terms and subject to the conditions of the Plan of Arrangement, (iii) each GH Power Preferred Share issued and outstanding immediately prior to the Amalgamation Effective Time will be automatically exchanged for the right to receive Pubco Common Shares based on the GH Power Exchange Ratio, upon the terms and subject to the conditions of the Plan of Arrangement and (iv) each GH Power Option and GH Power Warrant issued and outstanding immediately prior to the Amalgamation Effective Time will be assumed by Pubco and shall be converted into a Converted Option and Converted Warrant, respectively, (b) Immediately after the Arrangement becoming effective in accordance with the Plan of Arrangement, Merger Sub B shall merge with and into Matinas, with Matinas continuing as the surviving corporation, (the “Merger”, together with the Amalgamation and collectively with the other transactions contemplated by the BCA and the Ancillary Documents, the “Transactions”), and as a result of the Merger, (i) Matinas shall become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding Matinas Security immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, and (c) as a result of the Transactions, GH Power and Matinas each shall become wholly owned subsidiaries of Pubco, and Pubco shall become a publicly traded company, all upon the terms and subject to the conditions set forth in the BCA and in accordance with applicable Law;

WHEREAS, the Board of Directors of Matinas has (a) determined that the Transactions are advisable and fair to and in the best interests of Matinas and its stockholders (the “Matinas Stockholders”), (b) approved the BCA, the Ancillary Documents and the Transactions, and (c) recommended the approval and the adoption by each of the Matinas Stockholders of the BCA, the Ancillary Documents and the Transactions;

WHEREAS, as of the date of this Agreement, Holder is the record or beneficial owner of, or otherwise has voting power over, the number of Matinas Common Stock, Matinas Stock Options, and any other equity interests or capital stock of Matinas set forth on Holder’s signature page hereto (together with all Matinas Common Stock, Matinas Stock Options, and any other equity interests or capital stock that Holder beneficially owns, holds or otherwise has voting power over, or which Holder may hereafter beneficially own, hold or otherwise have voting power over, collectively, the “Shares”);

WHEREAS, as a condition to the willingness of GH Power to enter into the BCA, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by Holder thereunder, and the expenses and efforts to be undertaken by Matinas and GH Power to consummate the Transactions, Matinas, GH Power and Holder desire to enter into this Agreement in order for Holder to provide certain assurances to GH Power regarding the manner in which Holder is bound hereunder to vote the Shares during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the BCA, the Ancillary Documents and the Transactions; and

WHEREAS, Holder acknowledges that each of Matinas and GH Power desire to enter into the BCA in reliance on the representations, warranties, covenants and other agreements of Holder set forth in this Agreement and would not enter into the BCA if Holder did not enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote the Shares in Favor of Transactions. Holder agrees, with respect to all of the Shares, solely in Holder’s capacity as a Matinas Stockholder (and not, if applicable, in Holder’s capacity as an officer or director of Matinas):

(a) during the Voting Period, at each meeting of Matinas Stockholders or class or series thereof, and in each written consent or resolutions of any of Matinas Stockholders in which Holder is entitled to vote or consent, Holder hereby unconditionally and irrevocably agrees to be present for any such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, the Shares (i) in favor of, the approval and adoption of the BCA, the Ancillary Documents, and all of the other Transactions (and any actions required in furtherance thereof), (ii) in favor of the other matters set forth in the BCA, (iii) in favor of any other proposal or proposals that Matinas reasonably deems necessary or desirable to consummate the Transactions, and (iv) in opposition to: (A) any Acquisition Proposal or any and all other proposals (w) for the acquisition of Matinas, (x) that would reasonably be expected to delay or impair the ability of Matinas to consummate the BCA, any Ancillary Documents or any of the Transactions, (y) which are in competition with or materially inconsistent with the BCA or the Ancillary Documents or (z) that would reasonably be expected to result in a breach of a covenants, representation or warranty or any other material obligation of Matinas contained in the BCA; (B) other than as contemplated by the BCA, any material change in (x) the present capitalization of Matinas or any amendment of Matinas’s Organizational Documents or (y) Matinas’s corporate structure or business; or (C) any other action or proposal involving Matinas or any of its Subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to Matinas’s obligations under the BCA not being fulfilled or being delayed;

(b) to promptly execute and deliver all related documentation and take such other action in support of the BCA, any Ancillary Documents and any of the Transactions as shall reasonably be requested by GH Power or Matinas in order to carry out the terms and provision of this Section 1, including (i) any actions by written consent of Matinas Stockholders presented to Holder, and (ii) any applicable Ancillary Documents, customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents;

(c) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares owned by Holder or its Affiliates in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by GH Power and Matinas in connection with the BCA, the Ancillary Documents and any of the Transactions;

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(d) except as contemplated by the BCA or the Ancillary Documents, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any capital shares of Matinas in connection with any vote or other action with respect to the Transactions, other than to recommend that Matinas Stockholders vote in favor of adoption of the BCA and the Transactions and any other proposal the approval of which is a condition to the obligations of the parties under the BCA (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement); and

(e) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law or any preemptive rights granted to the Holder under the Organizational Documents of Matinas at any time with respect to the BCA, the Ancillary Documents and any of the Transactions.

2. Other Covenants.

(a) No Transfers. Holder agrees that during the Voting Period it shall not, and shall cause its Affiliates not to, without Matinas’ and GH Power’s prior written consent, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, lease, assign or otherwise dispose of (including by gift, merger, testamentary disposition, operation of law or otherwise), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Shares; (B) grant any proxies or powers of attorney with respect to any or all of the Shares, except as provided for in this Agreement; (C) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or Matinas’s Organizational Documents, as in effect on the date hereof) with respect to any or all of the Shares; or (D) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Holder’s ability to perform its obligations under this Agreement (collectively, a “Transfer”). Notwithstanding the foregoing, Holder may make (A) Transfers of all or any of the Shares to one or more of its Affiliates so long as each of such Affiliates agrees to become a party to this Agreement and be subject to the terms hereof applicable to Holder pursuant to a joinder acceptable to Matinas, (B) with respect to Holder’s Matinas Options which expire on or prior to the Effective Time, Transfers of Shares to Matinas as payment for the (i) exercise price of Holder’s Matinas Options and (ii) taxes applicable to the exercise of Holder’s Matinas Options, (C) Transfers of Shares by will or by operation of Law or other Transfers for estate-planning purposes, in which case this Agreement shall bind the transferee thereof and (D) Transfers as Matinas may otherwise agree in writing in its sole discretion. Any Transfer of or attempted Transfer of any Shares in violation of this Section 2(a) shall be null and void and of no effect whatsoever. Holder agrees with, and covenants to, Matinas and GH Power that Holder shall not request Matinas register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares during the term of this Agreement without the prior written consent of Matinas and GH Power, and Matinas hereby agrees that it shall not effect any such Transfer.

(b) Changes to Shares. In the event of an equity dividend or distribution, or any change in the capital shares of Matinas by reason of any equity dividend or distribution, equity split, recapitalization, combination, conversion, domestication, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such equity dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction. Holder agrees during the Voting Period to notify Matinas and GH Power promptly in writing of the number and type of any additional Shares acquired by Holder, if any, after the date hereof.

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(c) Compliance with this Agreement; Efforts. Holder agrees to not during the Voting Period take or agree or commit to take any action that would make any representation and warranty of Holder contained in this Agreement inaccurate in any material respect. Holder further agrees that it shall use its commercially reasonable efforts to cooperate with Matinas and GH Power to effect the Transactions, the BCA, the Ancillary Documents and the provisions of this Agreement.

(d) Registration Statement. During the Voting Period, Holder agrees to provide to Matinas, GH Power and their respective Representatives any information regarding Holder or the Shares that is reasonably requested by Matinas, GH Power or their respective Representatives (including Pubco) for inclusion in the Registration Statement.

(e) Publicity; Confidentiality. Holder shall hold any non-public information regarding this Agreement, the BCA, the Ancillary Documents and the Transactions in strict confidence and shall not divulge any such information to any third person until Matinas has publicly disclosed its entry into the BCA and this Agreement, provided, however, that Holder may disclose such information to its attorneys, accountants, consultants, trustees, beneficiaries and other representatives (provided such representatives are subject to confidentiality obligations at least as restrictive as those contained herein). Holder shall not issue any press release or otherwise make any public statements with respect to the Transactions or this Agreement without the prior written approval of GH Power and Matinas, except as may be required by applicable Law, by obligations pursuant to any listing agreement with or rules of any national securities exchange or by the request of any Governmental Authority, in which case, to the extent legally permitted, Holder will give Matinas a reasonable opportunity to review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) the proposed statement prior to its release. Holder hereby authorizes GH Power and Matinas to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), Holder’s identity and ownership of the Shares and the nature of Holder’s commitments and agreements under this Agreement, the BCA and any other Ancillary Documents

3. Grant of Proxy. Holder, with respect to all of the Shares, hereby irrevocably grants to, and appoints, Matinas and any designee of Matinas (determined in Matinas’s sole discretion) as Holder’s attorney-in-fact and proxy, with full power of substitution and re-substitution, for and in Holder’s name, to vote, or cause to be voted (including by proxy or by signing Holder’s name on any written consent, if applicable) any Shares owned (whether beneficially or of record) by Holder, and revokes all prior proxies given in connection with any of the matters set forth herein. The proxy and power of attorney granted herein is granted in consideration of and as an inducement to GH Power and Matinas entering into this Agreement and the BCA and incurring certain related fees and expenses, and shall be deemed to be coupled with an interest, shall be irrevocable during the term of this Agreement and shall survive the death, incapacity, bankruptcy, insolvency or dissolution of Holder, and the obligations of Holder shall be binding on Holder’s heirs, personal representatives, successors, transferees and assigns, but the proxy and power of attorney shall expire at the end of the Voting Period. Holder hereby agrees not to grant any subsequent powers of attorney or proxies with respect to any Shares with respect to the matters set forth herein until after the end of the Voting Period. Holder shall, from time to time as reasonably requested by Matinas or GH Power, execute and deliver such further instruments, agreements or other documents and take such other actions as may be necessary or advisable to give effect to, confirm, evidence or effectuate the purposes of the proxy and power of attorney granted by this Section 3. Holder agrees, until this Agreement is terminated in accordance with Section 5(a), to vote its Shares in accordance with Section 1 above.

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4. Representations and Warranties of Holder. Holder hereby represents and warrants to Matinas and GH Power as follows:

(a) Binding Agreement. Holder (i) if a natural person, is of legal age to execute and deliver this Agreement and perform Holder’s obligations hereunder and consummate the transactions contemplated hereby, and is legally competent to do so and (ii) if not a natural person, is (A) an entity duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by Holder has been duly authorized by all necessary action on the part of Holder. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Holder understands and acknowledges that GH Power is entering into the BCA in reliance upon the execution and delivery of this Agreement by Holder.

(b) Ownership of Shares. As of the date hereof, Holder has beneficial ownership over the type and number of the Shares set forth under Holder’s name on the signature page hereto, is the lawful owner of such Shares, has the sole power to vote or cause to be voted such Shares, and has good and valid title to such Shares, free and clear of any and all Liens of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or Matinas’s Organizational Documents, as in effect on the date hereof. No Person has the right to acquire any of Holder’s Shares, other than pursuant to the BCA or applicable federal or state securities Laws. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby pursuant to arrangements made by Holder. Except for the Shares set forth under Holder’s name on the signature page hereto, as of the date of this Agreement, Holder is not a beneficial owner or record holder of any: (i) equity securities of Matinas, (ii) securities of Matinas having the right to vote on any matters on which the holders of equity securities of Matinas may vote or which are convertible into or exchangeable for, at any time, equity securities of Matinas or (iii) options, warrants or other rights to acquire from Matinas any equity securities or securities convertible into or exchangeable for equity securities of Matinas.

(c) No Conflicts. No filing with, or notification to, any Governmental Authority (except for filings, if any, under any securities Laws), and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Holder is a party or by which Holder or any of the Shares or its other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair or delay Holder’s ability to perform its obligations under this Agreement in any material respect.

(d) No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement, Holder (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares inconsistent with Holder’s obligations pursuant to this Agreement, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Shares and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its material obligations under this Agreement. Holder has full voting power, with respect to the Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Shares.

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(e) Litigation. As of the date of this Agreement, there is no Action pending or, to the knowledge of Holder, threatened against Holder that would reasonably be expected to prevent or delay the performance by Holder of his, her or its obligations under this Agreement in any material respect.

(f) Reliance. Holder has had the opportunity to review the BCA, including the provisions relating to the payment and allocation of the consideration to be paid to the Matinas Securityholders, and this Agreement with counsel of Holder’s own choosing. Holder has had an opportunity to review with its own tax advisors the tax consequences of the Transactions. Holder understands that it must rely solely on its advisors and not on any statements or representations made by GH Power, Matinas or any of their respective agents or representatives. Holder understands that such Holder (and not GH Power, Matinas or any of their Affiliates) shall be responsible for such Holder’s tax liability that may arise as a result of the Transactions.

5. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of Matinas, GH Power or Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of Matinas, GH Power and Holder, (ii) the Closing (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Closing), and (iii) the date of termination of the BCA in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 5 shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be assigned, transferred or delegated by Holder at any time without the prior written consent of Matinas and GH Power, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Each of GH Power and Matinas may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Chancery Court of the State of Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware State or federal court) (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 5(g). Nothing in this Section 5(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

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(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(f).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; (iv) the term “or” means “and/or”; (v) except as otherwise indicated, all references in this Agreement to the word “Section,” are intended to refer to Sections; and (vi) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity. to this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Matinas, to:	with copies (which shall not constitute notice) to:

Matinas BioPharma Holdings, Inc.	Lowenstein Sandler LLP
1545 Route 206 South, Suite 302	1251 Avenue of the Americas
Attn: Jerome D. Jabbour	New York, New York 10020
Telephone No.: 908-484-8805	Attn: Steven M. Skolnick, Esq.; Annie Nazarian Davydov
E-mail: [*]	Telephone No.: (973) 597-2476; (646) 414-6922
E-mail: sskolnick@lowenstein.com;
anazarian@lowenstein.com

If to GH Power, to:	with copies (which will not constitute notice) to:

7 Alder Cres., Deep River, Ontario, K0J 1P0, Canada	Bevilacqua PLLC
Attn: David White	1050 Connecticut Avenue, NW, Suite 500
Telephone No.: (289) 314-1571	Washington, DC 20036
E-mail: [*]	Attn: Louis A. Bevilacqua, Esq.
Telephone No.: (202) 869-0888 (ext. 100)
E-mail: lou@bevilacquapllc.com

If to Holder, to: the address set forth under Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of GH Power and Matinas (and each of their copies for notices hereunder).

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(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Matinas, GH Power and the Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Each of Holder and Matinas acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such party, money damages will be inadequate and GH Power will have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder or Matinas in accordance with their specific terms or were otherwise breached. Accordingly, GH Power shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder or Matinas and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

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(l) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Holder, GH Power and Matinas, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Matinas Stockholders entering into voting agreements with GH Power or Matinas. Holder is not affiliated with any other holder of securities of Matinas entering into a voting agreement with GH Power or Matinas in connection with the BCA and has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in GH Power any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

(m) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(n) Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (i) Holder makes no agreement or understanding herein in any capacity other than in Holder’s capacity as a record holder and beneficial owner of the Shares, and not in Holder’s capacity as a director or officer of Matinas or any of its Subsidiaries, if applicable, (ii) nothing herein will be construed to limit or affect any action or inaction by Holder or any Representative or Affiliate of Holder, as applicable, serving on the Board of Directors of Matinas or any of its Subsidiaries, or as an officer of Matinas or any of its Subsidiaries, acting in such person’s capacity as a director or officer of Matinas or such Subsidiary, and (iii) no exercise of fiduciary duties or action or inaction taken in such capacity as a director or officer of Matinas or any of its Subsidiaries shall be deemed to constitute a breach of this Agreement.

(o) Entire Agreement. This Agreement (together with the BCA to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the BCA or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Matinas or GH Power, or any of the obligations of Holder under any other agreement between Holder and either Matinas or GH Power, respectively, or any certificate or instrument executed by Holder in favor of Matinas or GH Power, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Matinas or GH Power or any of the obligations of Holder under this Agreement. This Agreement shall not be effective or binding upon Holder until such time as the BCA is executed by each of the parties thereto (other than, for the avoidance of doubt, Merger Sub B).

(p) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile or electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(q) Voluntary Execution of this Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties. Each of the parties hereby acknowledges, represents and warrants that (i) it has read and fully understood this Agreement and the implications and consequences thereof; (ii) it has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice, or it has made a voluntary and informed decision to decline to seek such counsel; and (iii) it is fully aware of the legal and binding effect of this Agreement.

{Remainder of Page Intentionally Left Blank; Signature Page Follows}

9

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

MATINAS:

MATINAS BIOPHARMA HOLDINGS, INC.

By:
Name:	Jerome D. Jabbour
Title:	Chief Executive Officer

GH Power:

GH POWER INC.

By:
Name:	Dave White
Title:	Chief Executive Officer

{Additional Signature on the Following Page}

{Signature Page to Voting Agreement}

IN WITNESS WHEREOF, in addition to the signatures set forth above or in counterpart documents, the party below has executed this Voting Agreement as of the date first written above.

Holder:

[Name of Holder]

Number and Type of Shares:

__________ Matinas Common Stock

__________ Matinas Options

Address for Notice:

Address:

Telephone No.:
Email:

{Signature Page to Voting Agreement}